KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD OUTSIDE OF NORTH AMERICA AND EUROPE

CRANBURY, NEW JERSEY – February 18, 2013 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide products sold outside of North America and Europe including among other areas, Asia Pacific, Latin America, Middle East, Africa and Asia.

Effective March 1, 2013, prices for all Kronos® titanium dioxide products sold outside North America and Europe will be increased by a minimum of US$ 250 per metric ton or equivalent in Japanese Yen.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products

*****